UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019

Synthesis Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Riverway, Suite 1700 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 579-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of the stockholders of Synthesis Energy Systems, Inc. for the year ended June 30, 2018, six directors were elected for terms expiring on the date of the annual meeting for the year ended June 30, 2019. As to each nominee for director, the results of the voting were as follows:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld	Number of Broker Non-Votes
Lorenzo Lamadrid	2,759,381	318,782	4,821,612
Robert Rigdon	2,915,426	162,737	4,821,612
Denis Slavich	2,732,792	345,371	4,821,612
Harry Rubin	2,734,717	343,446	4,821,612
Xu, Ziwang	2,569,682	508,481	4,821,612
Robert Anderson	2,782,859	295,304	4,821,612

The result of the vote to authorize the Company’s board of directors, in its discretion, to amend the Company’s certificate of incorporation to effect a reverse split was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
6,862,906	902,644	134,225	0

The result of the vote on the ratification of RSM USA, LLP as the Company’s independent registered public accounting firm was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
7,634,167	148,680	116,928	0

The result of the advisory vote on the frequency of the vote on the Company’s executive compensation was as follows:

Number of Votes Voted For One-Year	Number of Votes Voted For Two Years	Number of Votes Voted For Three Years	Abstain	Number of Broker Non-Votes
893,827	27,093	2,120,580	36,663	4,821,612

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: June 21, 2019	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer